                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

                      Settlement Date                                  4/30/99
                      Determination Date                               5/12/99
                      Distribution Date                                5/17/99

I.       All Payments on the Contracts                                                                                  6,433,752.79
II.      All Liquidation Proceeds on the Contracts with respect to Principal                                              68,255.22
III.     Repurchased Contracts                                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                        110,475.45
VI.     Distribution from the Reserve Account                                                                                  0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               19,870.23
VIII.   Transfers to the Pay-Ahead Account                                                                               (15,909.94)

IX.     Less:  Investment Earnings distributions                                                                               0.00
          (a)  To Sellers with respect to the Collection Account                                                               0.00
          (b)  To Sellers with respect to the Pay-Ahead Account

Total available amount in Collection Account                                                                          $6,616,443.75
                                                                                                                      =============


DISTRIBUTION AMOUNTS                                        COST PER $1000
--------------------                                        --------------
1.    (a)  Class A-1 Note Interest Distribution                                                      0.00
      (b)  Class A-1 Note Principal Distribution                                                     0.00

             Aggregate Class A-1 Note Distribution            0.00000000                                                        0.00

2.    (a)  Class A-2 Note Interest Distribution                                                      0.00
      (b)  Class A-2 Note Principal Distribution                                                     0.00

            Aggregate Class A-2 Note Distribution             0.00000000                                                        0.00

3.    (a)  Class A-3 Note Interest Distribution                                                181,310.65
      (b)  Class A-3 Note Principal Distribution                                             5,378,771.55

            Aggregate Class A-3 Note Distribution            109.88304743                                               5,560,082.20

4.    (a)  Class A-4 Note Interest Distribution                                                194,270.83
      (b)  Class A-4 Note Principal Distribution                                                     0.00

           Aggregate Class A-4 Note Distribution              5.20833324                                                  194,270.83

5.    (a)  Class A-5 Note Interest Distribution                                                156,755.00
      (b)  Class A-5 Note Principal Distribution                                                     0.00

            Aggregate Class A-5 Note Distribution             5.35000000                                                  156,755.00

6.    (a)  Class A-6 Note Interest Distribution                                                 128,375.00
      (b)  Class A-6 Note Principal Distribution                                                      0.00

             Aggregate Class A-6 Note Distribution             5.41666667                                                128,375.00

7.    (a)  Class B Note Interest Distribution                                                    59,285.00
      (b)  Class B Note Principal Distribution                                                        0.00

             Aggregate Class B Note Distribution               5.56666667                                                 59,285.00

8.    (a)  Class C Note Interest Distribution                                                    98,822.83
      (b)  Class C Note Principal Distribution                                                        0.00

             Aggregate Class C Note Distribution               5.70833312                                                 98,822.83

9.    Servicer Payment

      (a)  Servicing Fee                                                                         64,040.56
      (b)  Reimbursement of prior Monthly Advances                                              142,123.69
               Total Servicer Payment                                                                                     206,164.25

10.  Deposits to the Reserve Account                                                                                      212,688.64

TOTAL DISTRIBUTION AMOUNT FROM COLLECTION ACCOUNT                                                                      $6,616,443.75
                                                                                                                       =============

RESERVE ACCOUNT DISTRIBUTIONS TO SELLERS

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                          107,620.45

      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections               105,068.19
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                     136,521.34
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)          133,283.68
                        TOTAL AMOUNTS TO SELLERS(CHASE USA & CHASE MANHATTAN BANK)                                       482,493.66
                                                                                                                         ==========


                 INTEREST
-------------------------------------------
1.   Current Interest Requirement

        (a) Class A-1 Notes    @           5.845%                                                0.00
        (b) Class A-2 Notes    @           6.028%                                                0.00
        (c) Class A-3 Notes    @           6.140%                                          181,310.65
        (d) Class A-4 Notes    @           6.250%                                          194,270.83
        (e) Class A-5 Notes    @           6.420%                                          156,755.00
        (f) Class A-6 Notes    @           6.500%                                          128,375.00
                     Aggregate Interest on Class A Notes                                                                 660,711.48

        (g) Class B Notes @                6.680%                                                                          69,286.00

        (h) Class C Notes @                6.850%                                                                          98,822.83


2.   Remaining Interest Shortfall

        (a) Class A-1 Notes                                                                      0.00
        (b) Class A-2 Notes                                                                      0.00
        (c) Class A-3 Notes                                                                      0.00
        (d) Class A-4 Notes                                                                      0.00
        (e) Class A-5 Notes                                                                      0.00
        (f) Class A-6 Notes                                                                      0.00

        (g) Class B Notes                                                                        0.00

        (h) Class C Notes                                                                        0.00

3.   Total Distribution of Interest                                COST PER $1000
                                                                ----------------------
        (a) Class A-1 Notes                                          0.00000000                  0.00
        (b) Class A-2 Notes                                          0.00000000                  0.00
        (c) Class A-3 Notes                                          3.58321443            181,310.65
        (d) Class A-4 Notes                                          5.20833324            194,270.83
        (e) Class A-5 Notes                                          5.36000000            156,765.00
        (f) Class A-6 Notes                                          5.41666667            128,375.00
                     Total Aggregate Interest on Class A Notes                                                            660,711.48

        (g) Class B Notes                                            5.56666667                                            59,285.00

        (h) Class C Notes                                            5.70833312                                            98,822.83



                PRINCIPAL
 ------------------------------------------
                                                                  No. of Contracts
                                                                ----------------------
1.   Amount of Stated Principal Collected                                                               1,629,523.21
2.   Amount of Principal Prepayment Collected                           207                             3,599,802.92
3.   Amount of Liquidated Contract                                        9                               149,445.42
4.   Amount of Repurchased Contract                                       0                                     0.00


       Total Formula Principal Distribution Amount                                                                      5,378,771.55

5.   Principal Balance before giving effect to Principal Distribution           Pool Factor
                                                                                -----------
      (a) Class A-1 Notes                                                       0.0000000                                       0.00
      (b) Class A-2 Notes                                                       0.0000000                                       0.00
      (c) Class A-3 Notes                                                       0.7003025                              35,435,305.95
      (d) Class A-4 Notes                                                       1.0000000                              37,300,000.00
      (e) Class A-5 Notes                                                       1.0000000                              29,300,000.00
      (f) Class A-6 Notes                                                       1.0000000                              23,700,000.00

      (g) Class B Notes                                                         1.0000000                              10,650,000.00

      (h) Class C Notes                                                         1.0000000                              17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                     0.00

       (b) Class A-2 Notes                                                                                                      0.00
       (c) Class A-3 Notes                                                                                                      0.00
       (d) Class A-4 Notes                                                                                                      0.00
       (e) Class A-5 Notes                                                                                                      0.00
       (f) Class A-6 Notes                                                                                                      0.00

       (g) Class B Notes                                                                                                        0.00

       (h) Class C Notes                                                                                                        0.00

7.   Principal Distribution                                               COST PER $1000
                                                                        -----------------
       (a) Class A-1 Notes                                                 0.00000000                                           0.00
       (b) Class A-2 Notes                                                 0.00000000                                           0.00
       (c) Class A-3 Notes                                                106.29983300                                  5,378,771.55
       (d) Class A-4 Notes                                                 0.00000000                                           0.00
       (e) Class A-5 Notes                                                 0.00000000                                           0.00
       (f) Class A-6 Notes                                                 0.00000000                                           0.00

       (g) Class B Notes                                                   0.00000000                                           0.00

       (h) Class C Notes                                                   0.00000000                                           0.00


8.   Principal Balance after giving effect to Principal Distribution                           Pool Factor
                                                                                               -----------
       (a) Class A-1 Notes                                                                      0.0000000                       0.00
       (b) Class A-2 Notes                                                                      0.0000000                       0.00
       (c) Class A-3 Notes                                                                      0.5940027              30,056,534.40
       (d) Class A-4 Notes                                                                      1.0000000              37,300,000.00
       (e) Class A-5 Notes                                                                      1.0000000              29,300,000.00
       (f) Class A-6 Notes                                                                      1.0000000              23,700,000.00

       (g) Class B Notes                                                                        1.0000000              10,650,000.00

       (h) Class C Notes                                                                        1.0000000              17,312,029.25

                POOL DATA
-------------------------------------------

                                                                                                       Aggregate
                                                                                No. of Contracts   Principal Balance
                                                                                ----------------   -----------------
1.   Pool Stated Principal Balance as of                 4/30/99                      5,528          148,318,563.65
--   -----------------------------------                 -------                      -----          --------------

2.   Delinquency Information                                                                                            % Delinquent
                                                                                                                        ------------

              (a) 31-59 Days                                                           81                   947,622.25      0.639%
              (b) 60-89 Days                                                           20                   259,660.82      0.175%
              (c) 90-119 Days                                                          10                   134,348.28      0.091%
              (d) 120 Days +                                                            0                         0.00      0.000%

3.   Contracts Repossessed during the Due Period                                        1                    10,050.69

4.   Current Repossession Inventory                                                     3                   149,979.71

5.   Aggregate Net Losses for the preceding Collection Period

       (a)  Aggregate Principal Balance of Liquidated Receivables                       9                   149,445.42
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                           68,255.22
                                                                                                        ---------------

     Total Aggregate Net Losses for the preceding Collection Period                                                       81,190.20

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                       974,947.68

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                 262                             3,799,054.11

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                             9.382%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                               126.845


             TRIGGER ANALYSIS
-------------------------------------------
1.  (a)  Average 60+ Delinquency Percentage                    0.709%
    (b)  Delinquency Percentage Trigger in effect ?                                   NO

2.  (a)  Average Net Loss Ratio                                0.109%

     (b)  Net Loss Ratio Trigger in effect ?                                 NO
     (c)  Net Loss Ratio (using ending Pool Balance)           0.142%

3.   (a)  Servicer Replacement Percentage                      0.040%
     (b)  Servicer Replacement Trigger in effect ?                           NO


              MISCELLANEOUS
-------------------------------------------
1.   Monthly Servicing Fees                                                                                                64,040.56

2.   Servicer Advances                                                                                                    110,475.45

3.   (a)  Opening Balance of the Reserve Account                                                                        6,916,380.08
     (b)  Deposits to the Reserve Account                                                        212,688.64
     (c)  Investment Earnings in the Reserve Account                                              27,760.30
     (d)  Distribution from the Reserve Account                                                 (482,493.66)
     (e)  Ending Balance of the Reserve Account                                                                         6,674,335.36

4.   Specified Reserve Account Balance                                                                                  6,674,335.36

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                        219,290.62
     (b)  Deposits to the Pay-Ahead Account from the Collection Account                           15,909.94
     (c)  Investment Earnings in the Pay-Ahead Account                                                 0.00
     (d)  Transfers from the Pay-Ahead Account to the Collection Account                         (19,870.23)
     (e)  Ending Balance in the Pay-Ahead Account                                                                        215,330.33

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